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                                     EXHIBIT 23.1

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       INDEPENDENT AUDITORS' CONSENT

       To the Board of Directors and Shareholders of ENCAD, Inc.

       We consent to the incorporation by reference in Registration Statements No. 33-72978 and No. 33-95252 of ENCAD, Inc. on Form S-8 of our report dated February 4, 1997, incorporated by reference in this Annual Report on Form 10-K of ENCAD, Inc. for the year ended December 31, 1996.


       San Diego, California
       March 25, 1997